FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NUMBER:  333-171508-03

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The securities offered by these materials are being offered when, as and if issued.  In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-171508) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Goldman, Sachs & Co., Citigroup Global Markets Inc., Jefferies & Company, Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or by email to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Distribution of Loan Purpose

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Loan Purpose	Loans	Balance	Balance
Refinance	60	$1,260,187,964	77.6%
Acquisition	16	282,354,411	17.4
Recapitalization	3	80,691,520	5.0
Total	79	$1,623,233,895	100.0%

Distribution of Amortization Type (1)

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Amortization Type	Loans	Balance	Balance
Amortizing (30 Years)	36	$550,770,803	33.9%
Amortizing (25 Years)	19	323,258,330	19.9
Amortizing (20.5 Years)	1	99,867,717	6.2
Amortizing (35.4 Years)	1	52,511,018	3.2
Amortizing (20 Years)	2	19,443,812	1.2
Amortizing (30.1 Years)	1	10,573,997	0.7
Amortizing (27 Years)	1	8,663,375	0.5
Interest Only, Then Amortizing (30 Years)(2)	13	439,479,543	27.1
Interest Only	4	97,030,000	6.0
Interest Only - ARD	1	21,635,300	1.3
Total	79	$1,623,233,895	100.0%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only periods range from 2 to 60 months.

Distribution of Cut-off Date Balances

			Percentage of
	Number of		Aggregate
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date
Balances ($)	Loans	Balance	Balance
2,248,816 - 4,999,999	14	$51,802,531	3.2%
5,000,000 - 9,999,999	13	92,040,540	5.7
10,000,000 - 14,999,999	21	259,614,781	16.0
15,000,000 - 19,999,999	10	168,604,837	10.4
20,000,000 - 29,999,999	7	165,286,276	10.2
30,000,000 - 49,999,999	5	194,775,605	12.0
50,000,000 - 69,999,999	5	280,293,385	17.3
70,000,000 - 99,999,999	3	280,815,940	17.3
100,000,000 - 130,000,000	1	130,000,000	8.0
Total	79	$1,623,233,895	100.0%

Min	$2,248,816
Max	$130,000,000
Average	$20,547,264

Distribution of Debt Service Coverage Ratios

				Percentage of
	Number of			Aggregate
Range of Debt Service	Mortgage		Cut-off Date	Cut-off Date
Coverage Ratios (x)	Loans		Balance	Balance
1.19 - 1.29	10		$375,869,076	23.2%
1.30 - 1.39	14		258,488,081	15.9
1.40 - 1.49	18		381,925,144	23.5
1.50 - 1.59	9		78,006,366	4.8
1.60 - 1.69	13		278,275,106	17.1
1.70 - 1.79	6		105,767,991	6.5
1.90 - 3.76	5		47,872,132	2.9
1.80 - 1.89	4		97,030,000	6.0
Total	79		$1,623,233,895	100.0%

Min	1.19	x
Max	3.76	x
Weighted Average	1.50	x

Distribution of Mortgage Interest Rates

			Percentage of
	Number of		Aggregate
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date
Interest Rates (%)	Loans	Balance	Balance
5.000 - 5.249	9	$225,894,755	13.9%
5.250 - 5.499	14	225,162,603	13.9
5.500 - 5.749	12	433,717,203	26.7
5.750 - 5.999	16	190,721,274	11.7
6.000 - 6.249	12	238,831,529	14.7
6.250 - 6.499	9	119,747,011	7.4
6.500 - 7.250	7	189,159,521	11.7
Total	79	$1,623,233,895	100.0%

Min	5.000%
Max	7.250%
Weighted Average	5.811%

Distribution of Cut-off Date Loan-to-Value Ratios

			Percentage of
	Number of		Aggregate
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance
32.7 - 44.9	1	$5,000,000	0.3%
45.0 - 49.9	3	80,672,233	5.0
50.0 - 54.9	4	72,349,222	4.5
55.0 - 59.9	9	197,791,759	12.2
60.0 - 64.9	18	352,929,454	21.7
65.0 - 69.9	23	513,477,350	31.6
70.0 - 75.4	21	401,013,877	24.7
Total	79	$1,623,233,895	100.0%

Min	32.7%
Max	75.4%
Weighted Average	64.4%

Distribution of Maturity Date Loan-to-Value Ratios(1)

			Percentage of
	Number of		Aggregate
Range of Maturity Date	Mortgage	Cut-off Date	Cut-off Date
Loan-to-Value Ratios (%)	Loans	Balance	Balance
32.7 - 39.9	1	$5,000,000	0.3%
40.0 - 44.9	4	25,449,518	1.6
45.0 - 49.9	12	369,195,884	22.7
50.0 - 54.9	23	458,217,645	28.2
55.0 - 59.9	19	360,505,253	22.2
60.0 - 64.9	15	259,483,361	16.0
65.0 - 67.3	5	145,382,234	9.0
Total	79	$1,623,233,895	100.0%

Min	32.7%
Max	67.3%
Weighted Average	54.9%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the "as stabilized" appraised value for 5 of the mortgage loans.

Distribution of Original Terms to Maturity

			Percentage of
	Number of		Aggregate
Original	Mortgage	Cut-off Date	Cut-off Date
Terms to Maturity (mos)	Loans	Balance	Balance
60	11	$167,772,988	10.3%
61 - 120	66	1,309,703,293	80.7
121 - 144	2	145,757,614	9.0
Total	79	$1,623,233,895	100.0%

Min	60 months
Max	144 months
Weighted Average	112 months

Distribution of Remaining Terms to Maturity

			Percentage of
	Number of		Aggregate
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date
Terms to Maturity (mos)	Loans	Balance	Balance
49 - 60	12	$214,911,532	13.2%
61 - 119	67	1,408,322,363	86.8
Total	79	$1,623,233,895	100.0%

Min	49 months
Max	119 months
Weighted Average	104 months

Distribution of Original Amortization Terms(1)

			Percentage of
	Number of		Aggregate
Range of Original Amortization	Mortgage	Cut-off Date	Cut-off Date
Terms (mos)	Loans	Balance	Balance
Interest Only	5	$118,665,300	7.3%
240 - 300	24	483,500,858	29.8
301 - 425	50	1,021,067,737	62.9
Total	79	$1,623,233,895	100.0%

Min	240 months
Max	425 months
Weighted Average	338 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Remaining Amortization Terms(1)

			Percentage of
	Number of		Aggregate
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date
Terms (mos)	Loans	Balance	Balance
Interest Only	5	$118,665,300	7.3%
230 - 300	24	483,500,858	29.8
301 - 361	50	1,021,067,737	62.9
Total	79	$1,623,233,895	100.0%

Min	230 months
Max	361 months
Weighted Average	333 months

(1) All of the mortgage loans will have balloon payments at maturity date.

Distribution of Original Partial Interest Only Periods

			Percentage of
	Number of		Aggregate
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date
Periods (mos)	Loans	Balance	Balance
2 - 24	9	$338,048,543	20.8%
25 - 36	3	$83,500,000	5.1%
37 - 60	1	$17,931,000	1.1%

Distribution of Prepayment Provisions

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Prepayment Provisions	Loans	Balance	Balance
Defeasance	66	$1,399,874,928	86.2%
Yield Maintenance	11	206,279,902	12.7
Defeasance or Declining Fee	1	8,663,375	0.5
Defeasance or Yield Maintenance	1	8,415,690	0.5
Total	79	$1,623,233,895	100.0%

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	Percentage of Aggregate Cut-off Date Balance
8.8 - 9.9	13	$326,623,490	20.1%
10.0 - 10.9	16	280,815,935	17.3
11.0 - 11.9	17	357,635,641	22.0
12.0 - 12.9	8	213,768,553	13.2
13.0 - 13.9	14	224,028,317	13.8
14.0 - 14.9	3	154,768,794	9.5
15.0 - 21.4	8	65,593,165	4.0
Total	79	$1,623,233,895	100.0%

Min	8.8%
Max	21.4%
Weighted Average	11.7%

Distribution of Debt Yields on Underwritten Net Cash Flow

			Percentage of
	Number of		Aggregate
Range of Debt Yields on	Mortgage	Cut-off Date	Cut-off Date
Underwritten Net Cash Flow (%)	Loans	Balance	Balance
8.6 - 9.9	24	$571,737,193	35.2%
10.0 - 10.9	19	417,708,778	25.7
11.0 - 11.9	13	335,001,598	20.6
12.0 - 12.9	12	157,781,454	9.7
13.0 - 13.9	5	52,121,247	3.2
14.0 - 19.5	6	88,883,625	5.5
Total	79	$1,623,233,895	100.0%

Min	8.6%
Max	19.5%
Weighted Average	10.7%

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	43	$1,213,269,028	74.7%
Soft	13	221,003,328	13.6
Springing	22	181,768,730	11.2
None	1	7,192,809	0.4
Total	79	$1,623,233,895	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	68	$1,234,630,032	76.1%
Real Estate Tax	74	$1,542,838,455	95.0%
Insurance	63	$1,253,605,758	77.2%
TI/LC(2)	31	$886,426,723	71.4%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, mixed use and industrial properties only.

Distribution of Property Types

			Percentage of
	Number of		Aggregate
	Mortgaged	Cut-off Date	Cut-off Date
Property Types	Properties	Balance	Balance
Retail	75	$418,061,480	25.8%
Office	15	369,289,529	22.8
Industrial	27	361,120,985	22.2
Multifamily	11	172,971,610	10.7
Hospitality	10	122,138,935	7.5
Mixed Use	6	90,747,853	5.6
Self Storage	15	50,578,741	3.1
Manufactured Housing	15	36,217,649	2.2
Ground Leased Land	1	2,107,112	0.1
Total	175	$1,623,233,895	100.0%

Geographic Distribution

			Percentage of
	Number of		Aggregate
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date
Property State	Properties	Balance	Balance
Washington	3	$197,019,582	12.1%
Florida	18	186,004,512	11.5
New York	10	174,622,935	10.8
California	13	169,339,517	10.4
District of Columbia	1	130,000,000	8.0
Pennsylvania	10	91,946,135	5.7
Ohio	16	71,161,770	4.4
Illinois	8	67,161,875	4.1
Michigan	8	61,638,166	3.8
Oklahoma	2	60,936,552	3.8
Virginia	6	59,867,168	3.7
Georgia	4	56,028,194	3.5
Connecticut	3	44,155,443	2.7
North Carolina	7	37,017,407	2.3
Arizona	4	29,452,042	1.8
Colorado	4	27,257,750	1.7
Utah	1	23,210,000	1.4
Texas	9	22,741,832	1.4
Alaska	4	21,944,402	1.4
Indiana	3	15,522,241	1.0
Kansas	2	15,423,430	1.0
South Carolina	1	8,956,482	0.6
Idaho	3	7,180,260	0.4
Minnesota	2	6,894,302	0.4
New Jersey	2	6,185,698	0.4
Maryland	3	5,893,268	0.4
Delaware	1	5,000,000	0.3
Massachusetts	1	4,381,869	0.3
Kentucky	2	4,063,397	0.3
New Mexico	1	3,158,998	0.2
Missouri	8	2,500,000	0.2
Nebraska	2	2,468,669	0.2
Louisiana	4	1,400,000	0.1
Mississippi	3	900,000	0.1
Wisconsin	3	900,000	0.1
Alabama	2	600,000	0.0
Tennessee	1	300,000	0.0
Total	175	$1,623,233,895	100.0%